SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|X|  Definitive Additional Materials

                     First Litchfield Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:


________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                        April 18, 2005

Dear Shareholder:

      On behalf of the Board of Directors of FIRST LITCHFIELD FINANCIAL CORPORATION (the "Company") you are cordially invited to attend the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 18, 2005 at 3:00 p.m. at the Torrington Country Club, Torrington Road (Route 4 East), Goshen, Connecticut.

      The Notice of the Annual Meeting and the Proxy Statement, which are enclosed, describe the matters to be voted upon at the meeting. In addition to the specific items on our agenda, we will discuss generally the operations of the Company and its subsidiary, The First National Bank of Litchfield (the "Bank"). We welcome any appropriate questions you may have concerning the Company and the Bank, and we will provide time during the meeting for questions from shareholders.

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company, and the expense of the solicitation will be borne by the Company. Any person giving a proxy pursuant to this solicitation may revoke it at any time by written notice given prior to the Annual Meeting of Shareholders or the proxy may be withdrawn and you may vote in person should you attend the meeting. The enclosed proxy will be voted "FOR" the proposed slate of two (2) directors unless marked to the contrary. The Board of Directors of the Company currently consists of twelve (12) directors, two of whom have been nominated for re-election at the 2005 Annual Meeting for a term of three (3) years. The nominees for re-election are: Kathleen A. Kelley and H. Ray Underwood. In addition, unless marked to the contrary, the enclosed proxy will be voted "FOR" ratification of appointment of McGladrey & Pullen, LLP, as the Company's independent auditors for the year ending December 31, 2005.

      We hope you will be able to attend the meeting, but if you cannot do so, it is still important that your shares be represented at the Annual Meeting. Please execute and date the enclosed proxy and return it as soon as possible in the envelope provided.

                                          Sincerely,


                                          Joseph J. Greco
                                          President and Chief Executive Officer

A copy of the Company's Annual Report to Shareholders, including financial statements of the Company for the fiscal year ending December 31, 2004 is enclosed.

                     FIRST LITCHFIELD FINANCIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 2005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2005

To the Shareholders of First Litchfield Financial Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Litchfield Financial Corporation (the "Company") will be held at 3:00 p.m. on Wednesday, May 18, 2005 at the Torrington Country Club, 250 Torrington Road (Route 4), Goshen, Connecticut, 06756 for the following purposes:

1. To elect two (2) shareholders to the Board of Directors, each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement.

2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting, or any adjournments thereof.

      Only those Shareholders of record at the close of business on the 5(th) day of April, 2005 are entitled to notice of, and to vote at this Annual Meeting. A list of those Shareholders will be available for inspection by shareholders for ten (10) days preceding the meeting at the office of the Assistant Secretary of the Company at the Company's main office, 13 North Street, Litchfield, Connecticut, and will also be available for inspection by shareholders at the Annual Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS OF
                                         FIRST LITCHFIELD FINANCIAL CORPORATION


                                         George M. Madsen
                                         Secretary

April 18, 2005

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO STEPHEN M. RILEY, II, ASSISTANT SECRETARY OF FIRST LITCHFIELD FINANCIAL CORPORATION, IN WRITING PRIOR TO THE TAKING OF A VOTE.

            Proxy Statement of First Litchfield Financial Corporation

                        ANNUAL MEETING OF SHAREHOLDERS OF
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                  May 18, 2005

                             SOLICITATION OF PROXIES

      The enclosed proxy (the "Proxy") is solicited by the Board of Directors of FIRST LITCHFIELD FINANCIAL CORPORATION (the "Company"), 13 North Street, Litchfield, Connecticut, 06759, for use at the Annual Meeting of Shareholders, to be held on Wednesday, May 18, 2005, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth in the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about April 18, 2005. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition to this solicitation by mail, directors, officers and employees of the Company, and its subsidiary The First National Bank of Litchfield (the "Bank"), without additional compensation, may make solicitations personally or by telephone or telegraph. The Company will reimburse banks, brokerage firms and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy materials to the beneficial owners of such shares.

                       OUTSTANDING STOCK AND VOTING RIGHTS

      The Board of Directors of the Company has fixed the close of business on April 5, 2005 as the Record Date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 2,027,295 shares of the common stock of the Company (par value $.01 per share) were issued and outstanding and held of record by approximately 437 Shareholders (the "Common Stock"), each of which shares is entitled to one vote on all matters to be presented at the Annual Meeting. The holders of one-third of the Company's Common Stock must be present, in person or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes are not treated as having voted in favor of any proposal and are counted as present for establishing a quorum. No other class of the Company's capital stock is outstanding or entitled to vote at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of the Company's independent auditors. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

      If the enclosed form of Proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked Proxies will be voted FOR the election of the two (2) nominees for election to the Board of Directors; and FOR ratification of appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2005. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote the shares represented by such Proxy upon such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which the Company did not have notice at least 45 days prior to the date of the Annual Meeting.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

      The following table includes certain information as of April 1, 2005 regarding the principal shareholders (the "Principal Shareholders") of the Company. With the exception of the Principal Shareholders listed below, the Company is not aware of any beneficial owner of five percent (5%) or more of the Company's Common Stock.

                                                               Percent of
Name and Address                 Number of Shares              Outstanding
of Beneficial Owner              Beneficially Owned (1)        Common Stock
-------------------              ----------------------        ------------

The Estate of Donald K. Peck         110,407                        5.45%
Litchfield, CT

William J. Sweetman                  107,348 (2), (3)               5.30%
Litchfield, CT

Helen W. Buzaid                      135,249                        6.67%
Danbury, CT

----------
1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.

2. Includes options to purchase 2,184 additional shares of the Company's Common Stock.

3. Includes 14,313 shares owned by an estate as to which individual has voting power as fiduciary of said estate.

                                  PROPOSAL (1)
                              ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three (3) classes, each class being approximately equal in size. Each class of directors will stand for re-election once every three (3) years. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote.

      Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has fixed the number of directorships at eleven (11). At this Annual Meeting, two (2) directors are to be elected, each for a term of three (3) years and until their successors are elected and qualified. The terms of directors Clayton L. Blick, Kathleen A. Kelley and H. Ray Underwood expire at the 2005 Annual Meeting. Each nominee is now serving as a director. Mr. Blick has indicated that he will retire from the Company's Board of Directors at the end of his current term and will not seek re-election to the Board. Each of the other two (2) directors whose terms expire at this meeting, Kathleen A. Kelley and H. Ray Underwood, are nominated for re-election and each has indicated a willingness to serve as a director. If either of them becomes unavailable, the Proxy may be voted for a nominee or nominees who would be designated by the Board of Directors.

      There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the above directors have been selected as directors.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR
                                    DIRECTOR

      The  following  sets forth the name and age of each nominee (the first two
(2) directors listed), and each director who will continue his or her term of office, the year in which each was first elected a director of the Company, and the principal occupation and business experience of each during the past five
(5) years:

                              NOMINEES FOR ELECTION

                     Position Held with                      Expiration Date
Name & Age           the Company                             of Current Term
----------           --------------------                    ---------------

Kathleen A.          Director of the Company                       2005
Kelley               since 2004 and of the
(52)                 Bank since 2004 (1)

H. Ray               Director of the Company                       2005
Underwood            and of the Bank since 1998 (2)
(51)

                              CONTINUING DIRECTORS

                     Position held with                      Expiration Date
Name & Age           the Company                             of Current Term
----------           --------------------                    ---------------

Joseph J.            President and Chief Executive                 2006
Greco                Officer and Director of the
(54)                 Company and of the Bank
                     since 2002 (3)

Perley H.            Director of the Company                       2006
Grimes, Jr.          since 1988 and of the
(60)                 Bank since 1984 (4)

                              CONTINUING DIRECTORS
                                   (continued)

                     Position held with                      Expiration Date
Name & Age           the Company                             of Current Term
----------           --------------------                    ---------------

Thomas A.            Director of the Company                       2006
Kendall              and of the Bank since 1999 (5)
(49)

George M.            Director of the Company                       2007
Madsen               and of the Bank since 1988 (6)
(71)

Alan B.              Director of the Company                       2007
Magary               and of the Bank since 2002 (7)
(62)

Gregory S.           Director of the Company                       2007
Oneglia              and of the Bank since 2002 (8)
(57)

Charles E.           Director of the Company                       2006
Orr                  since 1988 and of the
(69)                 Bank since 1981 (9)

William J.           Director of the Company                       2007
Sweetman             and of the Bank since 1990 (10)
(58)

Patricia D.          Director of the Company                       2007
Werner               and of the Bank since 1996 (11)
(58)

----------
1. Ms. Kelley is the principal in the firm Kelly & Company, CPA's. Ms. Kelley was appointed by the Board on March 25, 2004 to fill the vacancy created by the retirement of Mrs. Fuessenich.

2.    Mr. Underwood is Secretary and Treasurer of Underwood Services, Inc.

3. Mr. Greco has served as the President and Chief Executive Officer of the Company and the Bank since June 2002. Mr. Greco served as President and Chief Executive Officer of Marketing Solutions from 1998 to 2002, and served as Senior Vice President of Hudson United Bancorp from 1993 to 1997.

4.    Mr. Grimes is a Partner in the Law Firm of Cramer & Anderson.

5.    Mr. Kendall is a self employed investor.

6. Mr. Madsen is retired. He formerly served as President of Roxbury Associates, Inc.

7. Mr. Magary is retired. He served as principal of Magary Consulting Services through December 1999.

8. Mr. Oneglia is Vice-Chairman of O&G Industries, Inc. since 2000. Mr. Oneglia served as President of O&G Industries, Inc. from 1997 to 2000.

9. Mr. Orr is retired. He served as President of New Milford Volkswagen, Inc. until April 2002.

10.   Mr. Sweetman is the President and Owner of Dwan & Co., Inc.

11.   Ms. Werner is the head of the Washington Montessori Association, Inc.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors of the Company met twelve (12) times in 2004. With the exception of Thomas A. Kendall, all directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served during 2004. The Company does not maintain an attendance policy for directors at the Company's Annual Meetings. Ten of the twelve directors of the Company attended the Company's annual meeting on May 19, 2004.

      In 2004, each director of the Company who was not an employee of the Bank, received $330 for each Board meeting attended and $300 for each committee meeting attended. The Chairman of the Board of Directors also receives an annual retainer of $6,000 and each non-officer director of the Company also receives an annual retainer of $5,000 for serving as a director. Directors who are employees of the Bank receive no additional compensation for their services as members of the Board or any Board committee.

Board of Directors' Communications with Shareholders

      While the Company's Board of Directors does not have a formal process for shareholders to send communications to the Board, the volume of such communications has historically been de minimus. Accordingly, the Board considers the Company's informal process to be adequate to address the Company's needs. Historically, such informal process has functioned as follows: A Board recipient of a shareholder communication would forward same to the Chairman and Chief Executive Officer for appropriate discussion by the Board and the formulation of an appropriate response. Shareholders may forward written communications to the Board by addressing such comments to the Board of
Directors of First Litchfield Financial Corporation, 13 North Street, Litchfield, Connecticut 06759.

      The Board of Directors has established several standing committees to assist in the discharge of its responsibilities. All members are appointed annually and serve until their successors are named. All committees report their deliberations and recommendations to the Board. The principal responsibilities, membership and number of meetings of each committee are described below.

Nominating Committee
--------------------

      The Nominating Committee met one (1) time in 2004. The current Committee members, all of whom are "independent" in accordance with the independence standards of the American Stock Exchange ("AMEX"), are: Perley H. Grimes, Jr., George M. Madsen, Charles E. Orr and H. Ray Underwood. This Committee reviews and evaluates potential candidates for nomination to the Boards of Directors of the Company and the Bank, respectively, and recommends proposed nominees for election as members of the Boards of Directors and committees.

      While the Nominating Committee does not have a formal charter or written policy, the Company has procedures and guidelines for the selection and election of directors.

      The procedure for nomination of directors by the Nominating Committee is as follows:

      1. The Nominating Committee, selected by the board from among its members, identifies potential candidates with input from management and other directors and obtains background information on candidates.

      2. The Nominating Committee presents proposed candidates to the board before contacting such candidates.

      3. The Nominating Committee approaches the candidate and if such candidate is interested, he or she fills out a questionnaire.

      4. After review of the questionnaire, the board or Nominating Committee decides whether to nominate the candidate.

      In addition, the Company's Bylaws include procedures for nominations by shareholders. A copy of the Company's Bylaws is available by sending a written request to or by calling Stephen M. Riley, II, Assistant Secretary, 13 North Street, Litchfield, Connecticut 06759, (860) 567-6469. The Nominating Committee's process for identifying and evaluating nominees for director, including nominees recommended by shareholders, has historically operated informally and without any differences in the manner in which nominees recommended by shareholders are evaluated.

      The Nominating Committee considers factors such as those summarized below in evaluating Director candidates and believes that the Company's Bylaws and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates.

      o Experience in business or a profession, either active currently or recently retired, and ability to contribute sound judgment to Bank matters.

      o     Participation in community affairs.

      o Residency, whether home or business in the Company's primary marketing area.

      o     Ability to refer desirable business to the Bank.

      o     Having integrity, ethical character and good reputation.

      o     Candidates must be less than 65 years of age when first elected.

      o Candidates should be willing and able to attend board meetings and board committees (of at least one committee) on a regular basis.

      o Candidates should not be employed by or a partner in any corporation or business firm which already has an employee or partner on the board.

      o     Candidates should not be close relatives of any member of the board.

      o     Candidates must not be a director of any other bank.

      o Candidates should not have any significant conflict of interest with the Company or the Bank which cannot be satisfactorily handled by full disclosure and abstention of voting when appropriate.

      The Company has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Nominating
Committee does not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates. All nominees for election as directors at the 2005 Annual Meeting were nominated by the Nominating Committee and Board of Directors.

Compensation Committee
----------------------

      The Company does not have a Compensation Committee. Rather the Bank has a Compensation Committee. The Bank's Compensation Committee met two (2) times in 2004. The Compensation Committee consists solely of independent directors, in accordance with the AMEX Independence Standards. The current Committee members are: Alan B. Magary, Gregory S. Oneglia, Charles E. Orr and Patricia D. Werner. The Compensation Committee is responsible for developing policies relating to
employee  compensation,   benefits  and  incentives,
annually evaluating the president and chief executive officer, and making recommendations concerning salaries and other types of compensation to the full Board of Directors of the Bank. The full Board of Directors of the Company reviews and approves this Committee's recommendations.

      The philosophy of the Committee is based on the belief that executive compensation should closely reflect the achievements as measured by the key performance indicators of the Company. These indicators include short-term and long term measures as well as the development and execution of effective strategic business plans. Within the last year, the Committee has developed a Management Incentive plan for senior management and officers in key positions of the Bank. This plan recognizes that both salary and incentive compensation play important roles in attracting, retaining and motivating that talent which is critical to the success of the Company. The Management Incentive Plan includes components that ties both Company-wide and individual goals to incentive compensation. Company-wide goals include achieving net income levels in accordance with the Company's annual budget. Individual goals are determined based on strategic and annual business objectives for each member's area of responsibility.

      The Company utilized the services of a compensation consulting firm to assist the Committee in the development of this plan. The Company continues to utilize the service of a compensation consulting firm to perform peer group analysis on different forms of compensation to ensure that the Bank's compensation levels remain competitive as well as to keep the Committee current of various incentive and benefit plans available in the Bank's peer group market place.

      The Compensation Committee has established base salary levels for each position and additionally takes into consideration an individual's performance, level of expertise, responsibilities, length of service to the Company and comparable levels of remuneration paid to executives of other companies of comparable size and development within the industry. The individual does not participate in the review, discussion or decisions of the Compensation Committee regarding this remuneration.

      The Committee reviews the Chief Executive Officer's performance annually and adjusts his compensation based on the previously mentioned factors, the Bank's performance, and a comparison of the Chief Executive Officer's salary and the salaries paid to chief executive officers of peer companies in the banking industry. The annual review is based on an assessment of the Chief Executive
Officer's performance as measured by such factors as the Company's financial performance, attainment of objectives, development and execution of strategic initiatives. The Chief Executive Officer does not participate in the review, discussion or decision of the Committee regarding his remuneration.

                                        The First National Bank of Litchfield
                                        Compensation Committee


                                        Alan B. Magary
                                        Gregory S. Oneglia
                                        Charles E. Orr
                                        Patricia D. Werner

Audit/Compliance and Security Committee
---------------------------------------

      The Audit/Compliance and Security Committee (the Audit Committee) met five
(5) times in 2004. The current Committee  members are: Alan B. Magary,  Kathleen
A. Kelley, Thomas A. Kendall and H. Ray Underwood. In addition, the Bank's Compliance Officer, Stephen M. Riley, II, attends the Audit Committee Meetings. Subject to the more detailed descriptions set forth in its Charter, attached as Exhibit A, this Committee is responsible for oversight of the internal audit function, internal accounting controls, security programs and selection of independent accountants. As of the date of this Proxy Statement, each of the Audit Committee Members is an "independent director" under the (AMEX") Listing Standards. The members of the Audit Committee bring a range of education, business and professional experience that is beneficial to the Audit Committee's function of the Company and the Bank and is sufficient to enable the Audit Committee to fulfill its responsibility. The Board has determined that Kathleen
A. Kelley and Thomas A. Kendall are "audit committee financial experts."

Audit Committee Report

      The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the SEC). Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act").

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                             AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2004 with management. The Audit Committee has also reviewed and discussed with McGladrey & Pullen, LLP ("McGladrey"), the Company's independent auditors, certain matters specified in Statement on Auditing Standards No. 61, communication with Audit Committees, as may be modified or supplemented.

      The Audit Committee has received the written disclosures and the letter from McGladrey required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed McGladrey's independence with respect to the Company with McGladrey.

      Based on the review and discussions referred to in this audit committee report, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

                                         First Litchfield Financial Corporation
                                         Audit Committee


                                         Thomas A. Kendall, Chairman
                                         Kathleen A. Kelley
                                         Alan B. Magary
                                         H. Ray Underwood

                       COMMON STOCK OWNED BY DIRECTORS AND
                               EXECUTIVE OFFICERS

      The following table sets forth the number and percentage of Common Stock beneficially owned by each current Director, each of the Executive Officers named in the Summary Compensation Table, and the Directors and Executive Officers as a group at April 1, 2005.

                                         Common Shares
Name Of                                Beneficially Owned
Beneficial Owner                      At April 1, 2005 (1)    Percent of Class
----------------                      --------------------    -----------------

Clayton Blick                                14,726(3)              .73%

Joseph J. Greco                               1,086                 .05%

Perley H. Grimes, Jr                         16,618(2)              .82%

Kathleen A. Kelley                              210                 .01%

Thomas A. Kendall                               701                 .03%

George M. Madsen                             16,457                 .81%

Alan B. Magary                                  231(3)              .01%

Gregory S. Oneglia                           11,418(3)              .56%

Charles E. Orr                               15,376 (3)             .76%

William J. Sweetman                         107,348(4)             5.30%

H. Ray Underwood                              2,291                 .11%

Patricia D. Werner                            4,207(5)              .21%

Carroll A. Pereira                           17,947(3),(6)          .89%

Revere H. Ferris                             46,407(3),(7)         2.29%

Joelene E. Smith                                245                 .01%

All Directors and Executive                 255,268               12.59%

Officers as a group (16 persons)
--------------------------------
Footnotes on next page

-----------------------
1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.

2.    Includes options to purchase 2,184 shares of Common Stock.

3. Includes shares owned by, or as to which voting power is shared with, spouse or children.

4. Includes 14,313 shares owned by an estate as to which individual has voting power as fiduciary of said estate. In addition, the total for Mr. Sweetman includes options to purchase 2,184 shares of Common Stock.

5.    Includes options to purchase 3,762 shares of Common Stock.

6.    Includes options to purchase 17,613 shares of Common Stock.

7. Includes options to purchase 9,388 shares of Common Stock. In addition, the total for Mr. Ferris includes 20,326 shares of Common Stock held in trusts for which Mr. Ferris serves as trustee.

                               EXECUTIVE OFFICERS

      The  following  table  sets  forth  information   concerning  the  current
Executive Officers of the Company and/or the Bank. Unless otherwise indicated, each person has held the same or a comparable position for the last five years.

      Name and Age              Position Held with the Company and/or Bank
      ------------              ------------------------------------------

      Joseph J. Greco (54)      President, Chief Executive Officer
                                and Director of the Company and of the Bank since 2002 (1)

      Carroll A. Pereira (49)   Treasurer of the Company, Senior Vice President
                                and Chief Financial Officer of the Bank since
                                1984

      Joelene E. Smith (46)     Senior Vice President and Operations Officer
                                of the Bank since 2003 (2)

      Revere H. Ferris (64)     Senior Vice President and Senior Loan Officer
                                of the Bank since 1997

      John S. Newton (66)       Senior Vice President and Trust Officer of
                                the Bank since 1999

1. Mr. Greco has served as President and Chief Executive of the Company and Bank since June 17, 2002. Prior to joining the Bank and Company, Mr. Greco served as President and CEO of Marketing Solutions from 1998 to 2002, and served as Senior Vice President of Hudson United Bancorp from 1993 to 1997.

2. Ms. Smith has served as Senior Vice President and Operations Officer of the Bank since 2003. Prior to that, Ms. Smith served as Vice President of Operations and Information Systems and in similar capacities since her employment with the Bank in 1977.

                             EXECUTIVE COMPENSATION

      The following table provides certain information regarding the compensation paid by the Company and the Bank to certain Executive Officers of the Company and the Bank for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002. Other than the Named Executive Officers set forth below (the "Named Executive Officers"), only one other individual employed by the Company and/or the Bank received aggregate compensation of $100,000 or more during the fiscal year ended December 31, 2004.


                                                                                 ---------------------------
                                                                                    Long Term Compensation
--------------------------------------------------------------------------------------------------------------------------------

                                      Annual Compensation                           Awards        Payouts

                                                                                              Securities
                                                                                  Restricted  Underlying
                                                                   Other Annual   Stock       Options/
Name and Principal                                                 Compensation   Awards      SARs     LTIP     All Other
Position                       Year   Salary($)(1)(2)   Bonus($)        ($)       ($)         (#)    Payout($)  Compensation ($)
--------------------------------------------------------------------------------------------------------------------------------
Joseph J. Greco                2004   $208,247                                                                  $28,869 (4)
President & Chief              2003   $177,985                                                                  $23,580 (5)
Executive Officer of           2002   $ 90,197 (3)      $10,000                                                 $ 5,796 (6)
The Bank and Company

Revere H. Ferris               2004   $119,170                                                                  $17,651 (7)
Senior Vice President and      2003   $113,786                                                                  $14,837 (8)
Senior Loan Officer of the     2002   $110,631                                                                  $10,622 (9)
Bank

John S. Newton                 2004   $134,809                                                                  $18,372 (10)
Senior Vice President and      2003   $129,115                                                                  $16,090 (11)
Trust Officer of the Bank      2002   $125,822                                                                  $11,018 (12)

Carroll A. Pereira             2004   $120,947                                                                  $22,507 (13)
Treasurer of the Company,      2003   $111,327                                                                  $15,544 (14)
Senior Vice President and      2002   $108,147                                                                  $10,706 (15)
Chief Financial Officer
of the Bank

Philip G. Samponaro            2004   $ 60,640 (16)                                                  $37,401    $226,843 (17)
Secretary, Senior Vice         2003   $114,329                                                                  $ 67,675 (18)
President, Chief Admini-       2002   $111,143                                                                  $ 10,786 (19)
strative Officer and
Cashier of the Bank and
Secretary of the Company

----------
1. The Company furnishes the Named Executive Officers with certain non-cash compensation and other personal benefits aggregating less than 10% of their cash compensation.

2. All employees of the Bank, including the above Named Executive Officers, are eligible after 1 year of service to participate in the Bank's 401(k) deferred compensation plan. The Bank's contribution of up to 50% of the first 4% of each employee's voluntary salary reduction contributed to the 401(k) plan becomes immediately vested. The Officer's compensation above is without deduction for their 401(k) contribution.

3. Mr. Greco began serving as President and Chief Executive Officer of the Company and the Bank on June 17, 2002.

4. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,489. Additionally, the amount includes $25,380 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

5. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,800. Additionally, the amount includes $21,780 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

6. The amount includes $5,796 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

7. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,230. Additionally, amount includes $15,421 awarded to Mr. Ferris pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

8. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,604. Additionally, amount includes $13,233 awarded to Mr. Ferris pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

9. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,155. Additionally, amount includes $7,467 awarded to Mr. Ferris pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

10. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,282. Additionally, amount includes $16,090 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

11. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,282. Additionally, amount includes $13,808 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

12. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,228. Additionally, amount includes $7,790 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

13. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,247. Additionally, amount includes $15,544 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.") Additionally, the amount includes $4,716 which can be attributed to the exercise of stock options by the Named Executive Officer.

14. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,205. Additionally, amount includes $13,339 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

15. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,180. Additionally, amount includes $7,526 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

16. Amount includes a special severance benefit paid to Mr. Samponaro pursuant to the Early Retirement Agreement (the "ERA") between Mr. Samponaro and the Bank. Mr. Samponaro retired on March 31, 2004. In accordance with the ERA, the Bank agreed to pay Mr. Samponaro a special severance benefit equal to his regular weekly salary during the period from April 1, 2004 through June 30, 2004.

17. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $595. Additionally, the amount includes $226,249 which can be attributed to the exercise of stock options by the Named Executive Officer.

18. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,208. Additionally, amount includes $13,362 awarded to Mr. Samponaro pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term
      Incentive and Deferred Compensation Plans.") Additionally, the amount includes $52,105 which can be attributed to the exercise of stock options by the Named Executive Officer.

19. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,247. Additionally, amount includes $7,539 awarded to Mr. Samponaro pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                            FY-End Option/SAR Values

      The following table sets forth information regarding stock options that were exercised, if any, during the last fiscal year, and unexercised stock options held by the Named Executive Officers. The number of options and the per share exercise prices have been adjusted to reflect stock splits and dividends.

                                                                              Number of           Value of Unexercised
                                                                  Securities Underlying                   In-the-Money
                                                                            Unexercised                   Options/SARs
                     Shares Acquired      Value Realized     Options/SARs at FY-End (#)               At FY-End ($)(1)
Name                  on Exercise (#)             ($)(2)  Exercisable/Unexercisable (3)  Exercisable/Unexercisable (3)
----------------------------------------------------------------------------------------------------------------------
Revere H. Ferris                    0                  0                          9,388                       $167,764

Carroll A. Pereira                315              4,716                         17,613                       $347,631

Philip G. Samponaro            17,928            226,249                              0                       $      0

-------------
1. Represents the difference between the fair market value price of the Company's Common Stock at December 31, 2004, $30.00, and the exercise price of options, multiplied by the number of options. No SARs have been granted by the Company. Options are in the money if the fair market value of the underlying securities exceeds the exercise or base price of the options.

2. Represents the difference between the closing bid price of the Company's common stock on the date the options are exercised and the exercise price of options, multiplied by the number of options.

3.    All options are exercisable.

Agreements with Management
--------------------------

      While there are no employment contracts between the Company and any of its Executive Officers, there are change of control agreements between the Bank and its Executive Officers. These agreements provide that in certain instances, if the Executive Officer is terminated or reassigned within twenty-four (24) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to twenty-four (24) months salary, reasonable legal fees and expenses incurred by the Executive Officer as a result of such termination or reassignment, and continued participation in certain benefit plans.

Agreements with Employees
-------------------------

      While there are no employment contracts between the Company and any of its employees, there are change of control agreements between the Bank and twenty-two (22) employees who have been employed by the Bank for more than ten years. These agreements provide that in certain instances, if the employee is terminated or reassigned within six (6) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to six (6) months salary, reasonable legal fees and expenses incurred by the employee as a result of such termination or reassignment, and continued participation in certain benefit plans.

Long Term Incentive and Deferred Compensation Plans
---------------------------------------------------

      During November and December 2000, the Bank entered into Long Term Incentive Retirement Agreements (the "Executive Incentive Agreements") with its Executive Officers to encourage the Executives to remain employees of the Bank. The Executive Incentive Agreements will trigger the award of deferred bonuses to the Executive Officers if specified Bank performance objectives are achieved, based upon a formula approved by the Board of Directors and upon which tax deferred earnings will accrue at rates which will generally range between 4% and 15%. Amounts are awarded after the end of each fiscal year. Such awards will immediately vest 20% per additional year of service subsequent to the year with respect to which the award is granted with 100% vesting upon a change in control, termination without cause, or at normal retirement or at age 55 with 20 years of service. If the Executive Officer dies while serving as an executive officer of the Bank, the amount payable to the participant's beneficiary is projected to be equivalent to the participant's projected retirement benefit (as defined in the Executive Incentive Agreements) if the Bank acquires and maintains a corporate life insurance policy on the life of the participant at the time of death (see below). Upon retirement, the Executive Officer's total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over fifteen (15) years.

      During  November  and  December  2000,  the Bank  entered  into  Long Term
Incentive Retirement Agreements with each of its Directors (the "Director Incentive Agreements") to reward past service and encourage continued service of each Director. In December 2002, the Bank entered into Long Term Incentive Retirement Agreements with two newly appointed directors, Gregory S. Oneglia and Alan B. Magary. In September 2004, the Bank entered into a Long Term Incentive Retirement Agreement with newly appointed director, Kathleen A. Kelley.

      The Director Incentive Agreements will award a director with a right to earn and defer the receipt of a bonus in an amount or percentage of director and retainer fees, and have earnings accrue on such amounts at a rate anticipated to be between 4% and 15% and generally equivalent to the appreciation in the Company's stock price over the period of time for which the fees are deferred pursuant to the Director Incentive Agreements if specified Bank performance objectives are achieved. All amounts in the Director Incentive Agreements will immediately vest 20% per additional year of service with 100% vesting upon a change in control, at normal retirement or full term years of service. If a participant dies while serving as an outside director of the Bank, the amount payable to the participant's beneficiary is projected to be equivalent to the participant's projected retirement benefit (as defined in the Director Incentive Agreements) if the Bank has acquired and maintains a corporate life insurance policy on the life of the participant at the time of death (see below). Upon retirement, the Director's total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over ten (10) years.

      In concert with the Executive and Director Incentive Agreements, the Bank has invested in universal cash surrender value life insurance with a cash surrender value of $8.9 million as of December 31, 2004. Insurance policies were acquired on the lives of each of the Bank's Executive Officers, four (4) non-senior officers and all but one (1) of the Bank's directors which are designed to recover the costs of the Bank's Executive and Director Incentive Agreements. The policy death benefit has been structured to indemnify the Bank against the death benefit provision of these benefit agreements. The policies were paid with a single premium. Policy cash values will earn interest at a current rate of approximately 4% and policy mortality costs will be charged against the cash value monthly. There are no load or surrender charges associated with the policies.

1994 Stock Option Plan For Officers and Outside Directors
---------------------------------------------------------

      On May 4, 1994, Shareholders approved a stock option plan for officers and outside directors of the Company and the Bank, respectively (the "1994 Stock Option Plan"). The Plan expired on May 4, 1999.

      Pursuant to the 1994 Stock Option Plan, in January 1996, the Board granted stock options to Ms. Pereira and Mr. Samponaro which as a result of stock splits and dividends allow each such individual to purchase 4,270 shares of the Company's Common Stock at $7.41 per share. In March 2004, Mr. Samponaro exercised these options in accordance with the plan. In September 2004, Ms. Pereira exercised options for 315 shares in accordance with the plan. In January 1997, the Board granted stock options to Ms. Pereira and Mr. Samponaro which as a result of stock splits and dividends allow such individuals to purchase 4,270 shares of Common Stock at an exercise price of $8.80 per share. In May 2004, Mr. Samponaro exercised these options in accordance with the plan. In January 1998, the Board granted stock options to Ms. Pereira and Messrs. Ferris and Samponaro which as a result of stock splits and dividends allow such individuals to each purchase 4,694 shares of Common Stock at an exercise price of $10.45 per share. In May 2004, Mr. Samponaro exercised these options in accordance with the plan. In January, 1999, the Board granted options to each of these individuals, which as a result of a stock dividend, allows each individual to purchase 4,694 shares at an exercise price of $13.81 per share. In October 2004, Mr. Samponaro exercised these options in accordance with the plan.

      Pursuant to the 1994 Stock Option Plan, with the exception of Patricia D. Werner who became a director in 1996, H. Ray Underwood who became a Director in 1998, Thomas A. Kendall who became a Director in 1999, Gregory S. Oneglia and Alan B. Magary, who both became directors in 2002, and Kathleen A. Kelley who became a director in 2004, each outside director who is not an officer of the Company or the Bank ("Outside Director") as well as retired Directors Clock and Field, received stock options, which are presently exercisable, to purchase shares of the Company's Common Stock. More specifically, in May 1994, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 3,216 shares of Common Stock at $5.04 per share. Directors Blick, Madsen and Orr exercised these options during 2003. Directors Fuessenich, Grimes and Sweetman exercised these options in 2004. Moreover, in June 1995, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 546 shares of Common Stock at $5.85 per share. Director Orr exercised those options during 2003. Directors Blick and Madsen exercised those options during 2004. In June 1996, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 546 shares of Common Stock at $8.01 per share. Director Orr exercised those options during 2003. Director Blick exercised those options during 2004. In June 1997, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 546 shares of Common Stock at an exercise price of $8.89 per share. Director Orr exercised those options during 2003. Director Blick exercised those options during 2004. In June 1998, each Outside Director was granted options, which as a result of a stock dividend, allow each individual to purchase 546 shares of Common Stock at an exercise price of $12.50. Director Orr exercised those options during 2003. Director Blick exercised those options during 2004. Patricia D. Werner has options to purchase 3,762 shares of Common Stock consisting of options to acquire 3,216 shares at $8.92 per share and options to acquire 546 shares at $12.50 per share. In May of 2003, retired Directors Clock and Field exercised all remaining options in accordance with the plan. In April of 2004, retired Director Fuessenich exercised all remaining options in accordance with the plan. In accordance with the plan, in January 2005, Director Madsen exercised options to purchase a total of 1,638 shares of common stock.

401(k) Plan
-----------

      The Bank offers an employee savings plan under Section 401(k) of the Internal Revenue Code. Currently, the Bank makes matching contributions equal to 50% of participant contributions up to the first 4% of pre-tax compensation of a contributing participant. Participants vest immediately in both their own contributions and the Bank's contributions. Employee savings plan expense was $57,432 for 2004 and $54,632 for 2003. The Bank has revised the employee savings plan and effective May 1, 2005, the Plan will contain significant enhancements, expanded investment capabilities, and a wider array of fund options and services. The Bank will provide an automatic employer contribution of 3% of compensation (subject to Internal Revenue Service (IRS) compensation limits) for all eligible participants whether or not the participant is making voluntary contributions to the 401(k) plan. Also, the Plan provides for a discretionary employer match on participant pre-tax contributions of fifty cents ($.50) for each one-dollar ($1.00) of compensation (up to six percent (6%) of compensation subject to IRS compensation limits) that an eligible participant elects to defer. In addition, the Plan provides for a discretionary annual employer profit sharing contribution. Participants will be vested in these contributions immediately.

Noncontributory Defined Benefit Pension Plan
--------------------------------------------

      The Bank established a noncontributory defined benefit pension plan in 1959 that covers substantially all employees who have completed one year of service and have attained age 21. Benefits are based on years of service and the employee's compensation during the last five (5) years of employment. Until first quarter 2005, the Bank's funding policy has been to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Bank may determine to be appropriate from time to time. During the first quarter of 2005, the Bank's pension plan was curtailed as the Bank's Board of Directors approved the cessation of benefit accruals under the Plan effective April 30, 2005. Because of this action, for the Plan year beginning November 15, 2004, no contributions will be made by the Bank.

                               PENSION PLAN TABLE
=============================================================================
                    ESTIMATED ANNUAL RETIREMENT BENEFIT WITH
                         YEARS OF SERVICE AT RETIREMENT
=============================================================================
Average Base
Salary at
Retirement         15           20            25           30           35
-----------------------------------------------------------------------------
   $ 75,000     $17,438      $23,250       $29,063      $ 29,063     $ 29,063
-----------------------------------------------------------------------------
   $100,000     $23,250      $31,000       $38,750      $ 38,750     $ 38,750
-----------------------------------------------------------------------------
   $125,000     $29,063      $38,750       $48,438      $ 48,438     $ 48,438
-----------------------------------------------------------------------------
   $150,000     $34,875      $46,500       $58,125      $ 58,125     $ 58,125
-----------------------------------------------------------------------------
   $175,000     $40,688      $54,250       $67,813      $ 67,813     $ 67,813
-----------------------------------------------------------------------------
   $200,000     $46,500      $62,000       $77,500      $ 77,500     $77,500
-----------------------------------------------------------------------------
   $225,000     $47,663      $63,550       $79,438      $79,438      $79,438
-----------------------------------------------------------------------------
   $250,000     $47,663      $63,550       $79,438      $79,438      $79,438
-----------------------------------------------------------------------------

      Pension benefits are based upon average salary (determined as of each November 15th) during the highest five (5) consecutive plan years of services prior to attaining normal retirement age. The amount of the annual benefit is 1.55% of average salary per year of service (to a maximum of 25 years). This benefit formula may be modified to conform with changes in the pension laws. Internal Revenue Code Section 401 (a)(17) limits earnings used to calculate qualified plan benefits to $205,000 for 2004. This limit was used in the preparation of this table.

      The present average salary (using last five years of salary only) and years of service to date of Messrs. Greco, Ferris, Newton, Samponaro and Ms. Pereira are: Mr. Greco: $150,041 with 3 years of service; Mr. Ferris: $105,961 with 9 years of service; Mr. Newton: $110,050 with 6 years of service; Mr.
Samponaro: $103,551 with 28 years of service; and Ms. Pereira: $106,589 with 21 years of service. The above table shows estimated annual retirement benefits payable at normal retirement date as a straight life annuity guaranteed for a minimum of 10 years for various average salary and service categories.

Directors' Fees Plan
--------------------

      The Company offers Directors the option to defer their Directors' fees. If deferred, the fees are held in a trust account with the Bank. The Bank has no control over the trust. The cost of the related trust assets and corresponding liability was $367,738 and $349,160 at December 31, 2004, and 2003,
respectively.

                          STOCK PRICE PERFORMANCE GRAPH
                          -----------------------------

      Set forth below is a line graph with an explanatory table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of the AMEX Major Market Index and the SNL Bank Index for Banks with total assets more than $250 million and less than $500 million. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock and each of the other indices on December 31, 1999.

                              [LINE GRAPH OMITTED]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
       AMONG FIRST LITCHFIELD FINANCIAL CORP., THE AMEX MAJOR MARKET INDEX
                       AND THE SNL $250M-$500M BANK INDEX

Period Ending
Index                             12/31/99    12/31/00    12/31/01    12/31/02    12/31/03    12/31/04
First Litchfield Financial         100.00       71.82       90.02      105.12      149.43      226.16
AMEX Major Market Index            100.00       94.27       91.81       80.57       99.97      110.02
SNL $250M to $500M Bank Index      100.00       96.28      136.80      176.39      254.86      289.27

               CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

      The Bank has had and expects to have in the future, transactions in the ordinary course of its business with Directors, Officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate dollar amount of these loans was $2,800,077 and $2,579,194 at December 31, 2004 and 2003, respectively. During 2004, $960,934 of new loans were made, and repayments totaled $501,502. At December 31, 2004, all loans to Officers, Directors, principal shareholders and their associates were performing in accordance with the contractual terms of the loans.

      During 2004 and 2003, the Bank paid The Business Center a total of $52,794 and $119,908 respectively for purchases of office supplies, equipment and courier services. The owner of The Business Center is the spouse of Clayton L. Blick, who is a Director of the Company and the Bank.

      Clayton L. Blick, a Director of the Company and Perley H. Grimes, Jr., a Director of the Company and the Bank, are partners in Cramer & Anderson, a law firm which renders certain legal services to the Bank in connection with various matters. During 2004 and 2003, the Bank paid Cramer & Anderson $105,831 and $72,537, respectively for legal services rendered, a portion of which was reimbursed to the Bank by third parties.

      Gregory Oneglia, Director of the Company and the Bank, is a one-sixth owner of property that is leased by the Bank for a branch. During 2004 and 2003, the Bank paid rent expense for that property in the amount of $42,300 and $42,300.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

      Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent (10%) of the Company's Common Stock file with the SEC reports of ownership and changes in ownership of the Company's Common Stock and that such individuals furnish the Company with copies of the reports.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, with the exception of the following, the Company believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

      Mr. Madsen filed two Form 4s late to reflect two transactions and Mr. Sweetman filed one form late which reflected one transaction.

                                  PROPOSAL (2)
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee, in its capacity as a committee of the Board of Directors has selected McGladrey & Pullen, LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005. McGladrey & Pullen, LLP has served as the accountants for the Company for the fiscal year ended December 31, 2004. McGladrey & Pullen, LLP's opinion on the Consolidated Financial Statements of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 2004 is included in the First Litchfield Financial Corporation 2004 Annual Report on Form 10-K.

      During the period covering the fiscal year ended December 31, 2004, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

                     First Litchfield Financial Corporation
                     Principal Accountant Fees and Services
                     Years Ended December 31, 2004 and 2003

Description                                                             2004         2003
-------------------------------------------------------               --------      -------
Audit Fees consist of fees for professional services
rendered for the audit of the consolidated financial
statements and review of financial statements included
in quarterly reports on Form 10-QSB and services
connected with statutory and regulatory filings or
engagements.                                                          $129,446      $87,433

Audit-related Fees are fees principally for professional
services rendered for the audits of the FHLB Qualified
Collateral Report and the financial statements of
Common Trust Fund A, and consultations on various
accounting matters.                                                   $  8,800      $ 9,950

Tax Fees consist of fees for tax return preparation,
planning and tax advice for the Company and Common
Trust Fund A.                                                         $ 11,300      $ 9,925

All Other Fees                                                        $      0      $     0

Independence
------------

      The Audit Committee of the Board of Directors of the Company has considered and determined that the provision of services rendered by McGladrey & Pullen, LLP relating to audit related and tax service matters above, is compatible with maintaining the independence of such accountants.

      A representative of McGladrey & Pullen, LLP will be available at the Annual Meeting to answer questions and will be afforded the opportunity to make a statement if he or she desires to do so.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the audited-related fees, tax fees or other fees paid in 2004 and 2003 were approved per the Audit Committee's pre-approval policies.

Required Vote For Ratification of the Independent Auditors
----------------------------------------------------------

      The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of the independent auditors for the year ending December 31, 2005.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                VOTE FOR RATIFICATION OF THE INDEPENDENT AUDITORS

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the shareholders at the 2005 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying Proxy will vote such Proxy in accordance with the determination of a majority of the Board of Directors.

                            PROPOSALS OF SHAREHOLDERS

      Under the Company's Bylaws, for business proposed by a shareholder (other than director nomination) to be a proper subject for action at an Annual Meeting of Shareholders, in addition to any requirement of law, the shareholder must timely request that the proposal be included in the Company's proxy statement for the meeting. The Company received no such request from any shareholder with respect to the 2005 Annual Meeting.

      In order to be included in the Company's proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at the Company's principal executive offices by December 18, 2005, pursuant to proxy soliciting regulations of the SEC. The SEC's rules contain standards as to what shareholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R.ss.240.14a-8 of the rules and regulations promulgated by the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. In addition, under the Company's Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

      You must be a shareholder of record and must have given timely notice in writing to the Secretary of the Company.

      Your notice must contain specific information required in the Company's Bylaws.

      Any other proposal for consideration by shareholders at the Company's 2006 annual meeting of shareholders must be delivered to, or mailed to and received by, the Company's Assistant Secretary of the Company not less than 45 days nor more than 90 days prior to the date of the meeting if the Company gives at least 30 days notice or prior public disclosure of the meeting date to shareholders.

      Shareholder proposals should be mailed to: Assistant Secretary, Stephen M. Riley, II, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

                          ANNUAL REPORT TO SHAREHOLDERS

      The Company files with the Securities and Exchange Commission Annual Reports on Form 10-K. A copy of the Company's Annual Report on Form 10-K, without exhibits and Annual Report to Shareholders, including consolidated financial statements, may be obtained without charge upon written request to:
Carroll A. Pereira, Treasurer, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

                                              By Order of the Board of Directors


April 18, 2005                                George M. Madsen
                                              Secretary

                                    EXHIBIT A
                                    ---------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                     --------------------------------------

                  AUDIT/COMPLIANCE & SECURITY COMMITTEE CHARTER
                  ---------------------------------------------

Organization
------------

There shall be a committee of the Board of Directors of First Litchfield Financial Corporation (the "Corporation") to be known as the Audit/Compliance & Security Committee herein referred to as the "Audit Committee". Such Committee shall serve as the Audit Committee for the Corporation and its subsidiaries. The Audit Committee shall be composed of at least three (3) directors. All Audit Committee members must be "independent directors" within the meaning of 240.101Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

All members of the Audit Committee must be financially literate at the time of their appointments and at least one member of the audit committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including current or past service as a chief executive, chief financial or other senior officer with financial oversight responsibilities. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept any consulting, advisory, or other compensatory fee from the Corporation. Members of the Audit Committee are also prohibited from being an affiliated person of the Corporation or any of its subsidiaries.

Statement of Policy
-------------------

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

Responsibilities
----------------

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

The Audit Committee in its capacity as a committee of the Board of Directors shall be directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such accounting firm shall report directly to the Audit Committee.

The Audit Committee is responsible for ensuring its receipt on an annual basis from the outside auditor of a formal written statement detailing all relationships between the auditor and the Corporation and its subsidiaries and affiliates consistent with Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees (January 1999).

The Audit Committee shall be responsible for actively engaging in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking or recommending that the full board take appropriate action to oversee the independence of the outside auditor.

The Audit Committee shall meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

The  Audit   Committee  shall  review  with  the   independent   auditors,   the
Corporation's internal auditor(s) and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of ethics.

The Audit Committee shall obtain and review a report from the independent auditors, at least annually, describing the independent auditors' internal quality-control procedures, any material issues raised by the most recent quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the past five (5) years respecting one or more independent auditors carried out by the auditors, and any steps taken to deal with any such issues, and to assess the independent auditors' independence, all relationships between the independent auditor and the Corporation. The Audit Committee shall also review the experience and qualifications of the senior members of the independent auditor's team.

The Audit Committee shall review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

The Audit Committee shall review and discuss with management and the independent auditors any changes in accounting principles.

The Audit Committee shall provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

The Audit Committee shall review accounting and financial human resources and succession planning within the Corporation.

The Audit Committee shall submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

The Audit Committee shall investigate any matter brought to its attention within the scope of its duties, with the power to engage independent counsel and other advisors as it determines necessary to carry out is duties.

The Audit Committee shall determine the appropriate funding to be provided by the Corporation for payment of compensation to the registered public accounting firm employed by the Corporation for purposes of rendering an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall have the authority and funding to engage independent counsel and any other advisors as the Audit Committee may determine to be necessary to carry out its duties and responsibilities.

The Audit Committee shall receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

Oversight of Internal Audit Function
------------------------------------

The Audit Committee shall oversee and review with the Board of Directors the activities, structure and qualifications of the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans, and shall consider whether the internal audit activities are conducted in accordance with professional standards.

The Audit Committee shall review summaries of findings from completed internal audits and progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan. The Audit Committee shall also review and approve the internal auditor's control risk assessment and the scope of the audit plan, at least annually.

The Audit Committee, in its oversight of the internal auditors, should ensure that any consulting activities of the internal auditors do not interfere or conflict with its objectivity.

Meetings of the Audit Committee
-------------------------------

The Audit Committee shall meet on at least a quarterly basis or more frequently as circumstances dictate.

Reports of the Audit Committee
------------------------------

The Audit Committee shall prepare a report suitable for appropriate disclosure as may be required in the Corporation's annual meeting proxy statement concerning the Audit Committee's review of the Corporation's financial statements and disclosing whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report and addressing such other issues as may be required by the Securities Exchange Act of 1934, as amended, the Regulations of the Securities Exchange Commission promulgated pursuant thereto, and all other applicable laws and regulations.

In addition, the Audit Committee shall report to the Board of Directors, which will make appropriate disclosures regarding whether each member of the Audit Committee is an independent director and whether each member is financially literate, and whether any members are "financial experts" as defined by the Securities Exchange Act of 1934, as amended.

Annual  Review  and  Appropriate  Disclosure  by the Board of  Directors  of the
--------------------------------------------------------------------------------
Charter of the Audit Committee
------------------------------

The Audit Committee shall review the charter of the Audit Committee at least annually and shall recommend to the Board of Directors appropriate revisions thereto and shall make disclosure of any adopted changes to the Charter in accordance with applicable law.

Whistle-blower Procedures
-------------------------

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and the confidential anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Pre-Approval Procedures
-----------------------

All auditing services and non-audit services, other than those which are subject to the de minimus exception of the applicable rules of the Securities and Exchange Commission, which an auditor provides to the Corporation, shall be authorized and pre-approved in advance by the Audit Committee pursuant to the Committee's Pre-Approval Policy. The Audit Committee must document all non-audit services performed by the auditor that the Audit Committee pre-approves. The Audit Committee may delegate to one or more of its members the authority to grant such required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity requiring pre-approval shall be presented to the full Audit Committee at each of its meetings. The Audit Committee, on an annual basis, shall review and approve the Pre-Approval Policy, a copy of which is attached hereto as Appendix A. ----------

                                   Appendix A

      First Litchfield Financial Corporation Audit/Compliance and Security
           Committee Procedures for Addressing Concerns or Complaints
                   Relating to Accounting and Auditing Matters

      First Litchfield Financial Corporation (the "Corporation"), as a public company, is committed to conducting its affairs in a responsible way and to complying with the requirements of the Securities and Exchange Commission. The Audit/Compliance and Security Committee (hereinafter, the "Audit Committee") of the Corporation has adopted these Procedures for handling concerns and complaints relating to the accounting and auditing of the Corporation (commonly referred to as "whistle-blowing"). Such Procedures are designed to assist in reporting and investigating and, as may be appropriate, acting upon a complaint or concern by any person within or outside the Corporation about any accounting or auditing matters.

      During the normal course of business, concerns or complaints should be directed to the employee's direct supervisor. If any employee is not satisfied with the results of that process or is dissatisfied with the progress being made with regard to such matters or wishes to use an alternative channel for such communication, concerns or complaints raised in connection with the
Corporation's accounting and auditing procedures may be mailed, e-mailed or reported by telephone to any of the designated Contacts at addresses and telephone numbers set forth below. Anonymous written or telephonic complaints of employees will be accepted. Persons submitting concerns or complaints are encouraged to provide as much specific information as possible, including names, dates, places and events that took place, the person's perception of why the incident(s) may warrant investigation and what actions may be warranted. Contact information is set forth on Schedule A to these Procedures.
                            ----------

      As the law provides, no detrimental action of any kind will be taken against a person making a complaint pursuant to these Procedures provided that the person reasonably believes that applicable accounting or auditing standards have been violated or that the Corporation has engaged in a questionable practice with respect to such matters. The Contact will inform the full Audit Committee of any concerns or complaints submitted to the Corporation or the Audit Committee.

      In cases in which a concern has been expressed or complaint has been made, the Audit Committee will acknowledge receipt of same if the person(s) submitting the concern or complaint has provided his or her name, and will keep record of such concern or complaint and the action taken with respect thereto in accordance with the Corporation's record-keeping procedures. All concerns or complaints submitted, including those submitted anonymously, will be given a number so that the Audit Committee may log and track the investigation of same. The Chairman of the Audit Committee or such other designee of the Audit Committee will be responsible for logging in such matters and forwarding information regarding same to the Audit Committee members.

      The Audit Committee will investigate concerns and complaints addressed to it regarding accounting or auditing practices of the Corporation. In instances in which it deems to be appropriate, the Audit Committee may retain outside advisors or counsel with respect to any complaint or concern addressed to it.

      The identity of any person making a complaint or expressing concerns with respect to any accounting or auditing matters will be kept confidential to the extent it is consistent with the need to conduct an adequate investigation. Provided that the complaint has been submitted lawfully and in good faith, the submission of such a complaint may not be a basis for retaliatory action.

      These Procedures will be provided to all officers, directors and employees of the Corporation and will be provided upon request at the office of the Corporation.

      APPROVED:                               April 17, 2003

      EMPLOYEE ACCEPTANCE:

      "I have read and understand the procedures outlined above and will abide by these rules during my tenure at The First National Bank of Litchfield"

      ----------------------------------      --------------------------------
      Employee Name (printed)                 Employee Signature

      DATE
          ---------------------

                                   SCHEDULE A
                                   ----------

Contact Information:

Stephen M. Riley II
Auditor and Compliance Officer
First Litchfield Financial Corporation
13 North Street
Litchfield, CT  06759
Telephone:  (860) 567-6469
Email:  sriley@fnbl.com
        ---------------

Patricia D. Werner
First Litchfield Financial Corporation
Audit/Compliance & Security Committee
13 North Street P.O. Box 578
Litchfield, CT  06759
Telephone: (860) 567-8752

     PROXY FOR 2005 ANNUAL MEETING OF FIRST LITCHFIELD FINANCIAL CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     FIRST LITCHFIELD FINANCIAL CORPORATION

      The undersigned holder(s) of the Common Stock of First Litchfield Financial Corporation (the Company) do hereby nominate, constitute and appoint Herbert L. Curtiss, Jr. and Arthur B. Webster of Litchfield County, Connecticut, jointly and severally, as our proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of said Company, standing in our name on its books on April 5, 2005 at the Annual Meeting of its shareholders to be held at the Torrington Country Club, 250 Torrington Road (Route 4), Goshen, Connecticut, 06756 on Wednesday, May 18, 2005 at 3:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1) & (2)

(1)   ELECTION OF DIRECTORS:

      To re-elect the following two (2) Directors to the Board of Directors each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement (Nominees:
      Kathleen A. Kelley and H. Ray Underwood).

      [ ] FOR ALL NOMINEES  [ ] WITHHOLD AUTHORITY        [ ] FOR ALL NOMINEES
                                TO VOTE FOR ALL NOMINEES      EXCEPT AS WRITTEN
                                                              BELOW:

                                                              ------------------

                                                              ------------------

(2)   APPOINTMENT OF AUDITORS:

      To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2005.

      [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

(3)   OTHER BUSINESS:

      To transact such other business as may properly come before the meeting, or any adjournments thereof. Management knows of no other business to be presented by or on behalf of the Company or its management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this Proxy or their substitutes will vote in accordance with the determination of a majority of the Board of Directors.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; "FOR" THE RATIFICATION OF THE COMPANY'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS.

        DATE:                             PLEASE SIGN, DATE AND RETURN
             ----------------------

                                                                          (L.S.)
                                          --------------------------------

                                                                          (L.S.)
                                          --------------------------------

                                          Please sign exactly as name
                                          appears. When shares are held in
                                          more than one name, including
                                          joint tenants, each party should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee
                                          or guardian, give full title as
                                          such.

  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE
          TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON
                      SHOULD YOU ATTEND THE ANNUAL MEETING
                             PLEASE SIGN AND RETURN